As filed with the Securities and Exchange Commission on May 20, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Oxford Square Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	20-0188736
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-229337

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

5.50% Notes due 2028	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered.

This Form 8-A is being filed in connection with Oxford Square Capital Corp.’s, a Maryland corporation (the “Registrant”), offering of its 5.50% Notes due 2028 (the “Notes”). The Notes are expected to be listed on the NASDAQ Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “OXSQG”. As of May 20, 2021, the Registrant had sold and issued $70.0 million in aggregate principal amount of the Notes.

The description of the Notes is incorporated herein by reference to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s prospectus included in Post-Effective Amendment No. 5 to its Registration Statement on Form N-2 (Registration No. 333-229337) as filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2020 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information under the headings “Specific Terms of the Notes and the Offering” and “Description of the Notes” in the Registrant’s prospectus supplement dated May 13, 2021, as filed with the SEC on May 14, 2021 pursuant to Rule 424(b)(5) under the Securities Act. The foregoing prospectus and prospectus supplement are incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Articles of Incorporation (Incorporated by reference to the Registrant’s Registration Statement on Form N-2 (File No. 333-109055), filed on September 23, 2003).

3.2	Articles of Amendment (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 3, 2007).

3.3	Articles of Amendment (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 20, 2018).

3.4	Articles of Amendment (Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on March 20, 2018).

3.5	Third Amended and Restated Bylaws (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, filed on November 7, 2016).

4.1	Form of Base Indenture (Filed as Exhibit d.4 to the Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-183605), as filed on January 11, 2013 with the SEC, and incorporated herein by reference).

4.2	First Supplemental Indenture relating to the 6.50% Notes due 2024, dated April 12, 2017, by and between the Registrant and U.S. Bank National Association, as trustee (Filed as Exhibit d.6 to the Registrant’s Post-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File No. 333-202672), filed on April 12, 2017 with the SEC, and incorporated herein by reference).

4.3	Form of Global Note with respect to the 6.50% Notes due 2024 (Incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).

4.4	Second Supplemental Indenture relating to the 6.25% Notes due 2026, dated April 3, 2019, by and between the Registrant and U.S. Bank National Association, as trustee (Filed as Exhibit d.6 to the Registrant’s Post-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File No. 333-229337), filed on April 3, 2019 with the SEC, and incorporated herein by reference).

4.5	Form of Global Note with respect to the 6.25% Notes due 2026 (Incorporated by reference to Exhibit 4.4 hereto, and Exhibit A therein).

4.6	Third Supplemental Indenture relating to the 5.50% Notes due 2028, dated May 20, 2021, by and between the Registrant and and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K, filed May 20, 2021).

4.7	Form of Global Note with respect to the 5.50% Note due 2028 (Incorporated by reference to Exhibit 4.6 hereto, and Exhibit A therein).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 20, 2021

Oxford Square Capital Corp.

By:	/s/ Jonathan H. Cohen
Name: Jonathan H. Cohen
Title: Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

3.1	Articles of Incorporation (Incorporated by reference to the Registrant’s Registration Statement on Form N-2 (File No. 333-109055), filed on September 23, 2003).

3.2	Articles of Amendment (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 3, 2007).

3.3	Articles of Amendment (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 20, 2018).

3.4	Articles of Amendment (Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on March 20, 2018).

3.5	Third Amended and Restated Bylaws (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, filed on November 7, 2016).

4.1	Form of Base Indenture (Filed as Exhibit d.4 to the Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-183605), as filed on January 11, 2013 with the SEC, and incorporated herein by reference).

4.2	First Supplemental Indenture relating to the 6.50% Notes due 2024, dated April 12, 2017, by and between the Registrant and U.S. Bank National Association, as trustee (Filed as Exhibit d.6 to the Registrant’s Post-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File No. 333-202672), filed on April 12, 2017 with the SEC, and incorporated herein by reference).

4.3	Form of Global Note with respect to the 6.50% Notes due 2024 (Incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).

4.4	Second Supplemental Indenture relating to the 6.25% Notes due 2026, dated April 3, 2019, by and between the Registrant and U.S. Bank National Association, as trustee (Filed as Exhibit d.6 to the Registrant’s Post-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File No. 333-229337), filed on April 3, 2019 with the SEC, and incorporated herein by reference).

4.5	Form of Global Note with respect to the 6.25% Notes due 2026 (Incorporated by reference to Exhibit 4.4 hereto, and Exhibit A therein).

4.6	Third Supplemental Indenture relating to the 5.50% Notes due 2028, dated May 20, 2021, by and between the Registrant and and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K, filed May 20, 2021).

4.7	Form of Global Note with respect to the 5.50% Note due 2028 (Incorporated by reference to Exhibit 4.6 hereto, and Exhibit A therein).